EXHIBIT 10.1

AMENDMENT TO FORBEARANCE AND SETTLEMENT AGREEMENT

This Amendment to Forbearance and Settlement Agreement (this “Amendment”) dated effective as of October 15, 2024 (this “Effective Date”), is entered into by and between Cyber App Solutions, Corp., a Nevada corporation (the “Company”), Kips Bay Select LP, a Delaware limited partnership (“Kips Bay” and a “Holder”), and Cyber One, Ltd, a Cayman Islands limited company (“Cyber One”, a “Holder”, and together with Kips Bay, the “Holders”). The Company and the Holders are together referred to herein as the “Parties,” or each of them individually as a “Party”. Capitalized terms in this Agreement shall have the meanings given to them in the Forbearance Agreement (as defined below), unless otherwise defined herein.

RECITALS

WHEREAS, the Company and the Holders are parties to that certain Forbearance and Settlement Agreement, dated as of September 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”);

WHEREAS, the Company will not be able to meet certain of the conditions to the forbearance set forth in the Forbearance Agreement; and

WHEREAS, the Company has requested that the Holders continue to forbear from exercising their rights and remedies under the Purchase Agreement and Notes and agree to certain amendments to the Forbearance Agreement in this regard in exchange for certain additional covenants of the Company as provided in this Amendment.

AGREEMENTS

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein,and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Specific Amendments to Forbearance Agreement. Subject to the conditions set forth in this Agreement, the Forbearance Agreement is hereby amended as follows:
(a)
Section 1(a)(iv) of the Forbearance Agreement is amended to read as follows:

(iv) No later than 6:00 p.m. (New York City) on October 15, 2024, pay to each of Kips Bay and Cyber One the separate amount of $500,000, in cash in immediately available funds;

(b)
Section 1(a)(vi) of the Forbearance Agreement is amended to read as follows:

(vi) No later than 6:00 p.m. (New York City) on December 15, 2024, pay to each of Kips Bay and Cyber One the separate amount of $3,500,000, in cash in immediately available funds;

(c)
Section 1(a)(vii) of the Forbearance Agreement is deleted and replaced with the word [RESERVED].

2.
Additional Covenants.
(a)
No later than 5:00 p.m. (New York City) on October 15, 2024, issue to Kips Bay 850,000 shares of Common Stock, and issue to Cyber One 850,000 shares of Common Stock which the Company warrants and represents will equal in the aggregate approximately two percent (2%) of the Company’s outstanding authorized Common Stock following their issuance; and
(b)
no later than 6:00 p.m. (New York City) on October 21, 2024, pay to each of Kips Bay and Cyber One the separate amount of $500,000, in cash in immediately available funds, which shall be additional to any amounts owing under the Forbearance Agreement.
3.
Board Consent. On the date hereof, the Company shall deliver to each Holder, a unanimous consent of the board of directors of the Company duly executed by each member thereof approving the Company's entrance into and delivery of this Amendment and the performance of the transactions contemplated hereby in a form acceptable to the Holders.
4.
Binding Agreement. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto.
5.
Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations hereunder.
6.
Effect of this Amendment. Except as expressly set forth herein, no other changes or modifications to the Purchase Agreement, the Notes or Forbearance Agreement are intended or implied, and in all other respects the Purchase Agreement, the Notes or Forbearance Agreement are hereby specifically ratified and confirmed by all parties hereto as of the date hereof. This Amendment and any instruments or documents delivered or to be delivered in connection herewith, represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
7.
References. All references in the Forbearance Agreement to “this Forbearance Agreement” or “the Forbearance Agreement” shall be deemed to refer to the Forbearance Agreement as amended by this Amendment.
8.
Counterparts; Headings; Recitals. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which when taken together shall together constitute one and the same instrument. A signature hereto sent or delivered by PDF, facsimile or other electronic transmission shall be as legally effective and binding as a signed original for all purposes. The titles and headings in this Amendment have no substantive meaning and are solely for the convenience of the parties. The Recitals hereto are hereby incorporated into this Amendment by this reference thereto.

9.
Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.
10.
Governing Law; Forum. This Amendment and all claims or causes of action arising hereunder shall be governed by and construed in accordance with the choice of law set forth in the Forbearance Agreement, and in the event of a dispute arising under this Amendment, the Parties hereby submit to exclusive jurisdiction in the federal or state courts as provided for in the Forbearance Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, duly authorized officers of each of the undersigned have executed this Amendment to Forbearance and Settlement Agreement as of the date first written above.

CYBER APP SOLUTIONS CORP.

By:	/s/ Steven Looper
Name:	Steven Looper
Title:	CEO

KIPS BAY SELECT LP

By:	/s/ Roman Rogol
Name:	Roman Rogol
Title:

CYBER ONE, LTD

By:	/s/ Nathan Smith
Name:	Nathan Smith
Title:

[Signature Page to Amendment to Forbearance and Settlement Agreement]